   As filed with the Securities and Exchange Commission on October 6, 1997
                       SEC Registration No. __________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               ELECTROSCOPE, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

       Colorado                                           84-1162056
------------------------                           ----------------------
 (State or other juris-                                 (IRS Employer
diction of incorporation)                          Identification Number)

                               4828 Sterling Drive
                             Boulder, CO 80301-2350
                        -------------------------------
                        (Address of Principal Executive
                          Offices, including Zip Code)

                   ELECTROSCOPE, INC. 1997 STOCK OPTION PLAN
                   -----------------------------------------
                            (Full title of the plan)

                                Karl D. Hawkins
                               ELECTROSCOPE, INC.
                              4828 Sterling Drive
                               Boulder, CO 80301
                                (303) 444-2400
                ---------------------------------------------------
                (Name, Address, Including Zip Code, and Telephone
                 Number, Including Area Code, of Agent for Service)

                                   Copies to
                                   ---------
                            Laurie P. Glasscock, Esq.
                         Chrisman, Bynum & Johnson, P.C.
                             1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

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                         CALCULATION OF REGISTRATION FEE
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                                                 Proposed
                                 Proposed        maximum
                     Amount      maximum         aggregate   Amount of
Title of securities  to be       offering price  offering    registration
to be registered     registered  per share(1)    price (1)   fee
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Common Stock
(No Par Value)       800,000     $2.375          $1,900,000  $575.70
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(1)  Estimated solely for the purpose of calculating the registration fee.
Computed pursuant to Rule 457(c) using the last sale price for the Registrant's Common Stock as quoted on the NASDAQ National Market System on September 30, 1997.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents and all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all such Common Stock then remaining unsold, are hereby incorporated herein by reference to be a part of this Registration Statement from the date of filing such documents:

   (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933;

   (b)  The Company's latest annual report on Form 10-K filed pursuant to
Section 15(d) of the Securities Exchange Act of 1934;

   (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report referred to in (b) above; and

   (d) The description of the Common Stock which is contained in the Company's Registration Statement No. 333-41118-D filed under the Securities Act of 1933.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Articles of Incorporation and Bylaws of the Company provide that the Company shall indemnify to the fullest extent permitted by Colorado law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company in any capacity and in any other corporation, partnership, joint venture, trust or other enterprise. The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or, if such officer or director was not acting in an official capacity for the Company, he or she reasonably believed the conduct was not opposed to the best interests of the Company. Indemnification is mandatory if the officer or director was wholly successful, on the merits or otherwise, in defending such proceeding. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors or of a committee of at least two disinterested directors, or by independent legal counsel or by the shareholders.

In addition, the Articles of Incorporation provide for the elimination, to the extent permitted by Colorado law, of personal liability of directors to the Company and its shareholders for monetary damages for breach of fiduciary duty as directors. The Colorado Act provides for the elimination of personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violations of state securities laws, and liability for acts occurring prior to the date such provision was added.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.      Description of Exhibit
-----------      ----------------------
 4.1             Articles of Incorporation of Registrant, as amended (filed as
                 Exhibit 3.3 to Registrant's Registration Statement on Form
                 SB-2, No. 333-4118-D, filed on April 26, 1996, and incorporated herein by reference)

 5.1             Opinion of Chrisman, Bynum & Johnson, P.C.

23.1             Consent of Chrisman, Bynum & Johnson, P.C. (included in
                 Exhibit 5.1)

23.2             Consent of Arthur Andersen, LLP

ITEM 9.  UNDERTAKINGS.

   (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) (1)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the 1st day of October, 1997.

                                       ELECTROSCOPE, INC.


                                       By: /s/ Patrick F. Crane
                                           ------------------------------
                                           Patrick F. Crane, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                      DATE
        ---------                        -----                      ----

/s/ Patrick F. Crane           President, Chief Executive       October 1, 1997
---------------------------    Officer, Director
Patrick F. Crane

/s/ Karl D. Hawkins            Chief Financial Officer          October 1, 1997
---------------------------
Karl D. Hawkins

/s/ David W. Newton            Vice President, Director         October 1, 1997
---------------------------
David W. Newton

/s/ David Auth                 Director                         October 2, 1997
---------------------------
David Auth

/s/ Roger C. Odell             Director                         October 2, 1997
---------------------------
Roger C. Odell

/s/ Donald R. Temple           Director                         October 3, 1997
---------------------------
Donald R. Temple

/s/ Joe W. Tippett             Director                         October 3, 1997
---------------------------
Joseph W. Tippett

/s/ Robert D. Tucker           Director                         October 2, 1997
---------------------------
Robert D. Tucker

                               Director                         October _, 1997
---------------------------
C. Randle Voyles

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                                  EXHIBIT INDEX

Exhibit No.      Description of Exhibit
-----------      ----------------------
 4.1             Articles of Incorporation of Registrant, as amended (filed as
                 Exhibit 3.3 to Registrant's Registration Statement on Form
                 SB-2, No. 333-4118-D, filed on April 26, 1996, and incorporated herein by reference)

 5.1             Opinion of Chrisman, Bynum & Johnson, P.C.

23.1             Consent of Chrisman, Bynum & Johnson, P.C. (included in
                 Exhibit 5.1)

23.2             Consent of Arthur Andersen, LLP